UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 1, 2008

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Item 7.01.  Regulation  FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On February 1, 2008, Cummins Inc. ("Cummins," "the Company," "our," or "we") issued the attached press release reporting its financial results for the fourth quarter of 2007.  The press release, including attachments, is furnished as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99-Press Release dated February 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2008

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

February 1, 2008

Cummins reports fourth consecutive year of record sales and profits
      - Company forecasts accelerating EBIT growth in 2008 -

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today released results for 2007, completing a year of record sales and earnings - the fourth straight year of record financial performance for the Company. Cummins' sales rose 15 percent to $13.05 billion, from $11.36 billion in 2006.

Net income rose to $739 million, or $3.70 cents a share, a 3 percent increase compared to $715 million, or $3.55 a share, in 2006. Earnings Before Interest and Taxes (EBIT) of $1.23 billion, or 9.4 percent of sales, represent a 4 percent increase from 2006 when the Company earned $1.18 billion, or 10.4 percent of sales.

The record results came despite the expected significant drop in the North American heavy-duty truck market as a result of emissions changes that took effect Jan. 1, 2007. Industry-wide sales in that market declined nearly 50 percent in 2007, but Cummins' increased share in that market as well as strong growth across most of the rest of the Company's businesses and regions more than offset the decrease.

"2007 was an outstanding year for Cummins," said Chairman and Chief Executive Officer Tim Solso. "This record-setting performance in the face of significant challenges validates our message that Cummins truly has become a more diversified, global power leader.  Most importantly, our efforts continue to benefit our shareholders, who have enjoyed an average annual return of over 55 percent on their investment over the past five years."

Cummins' fourth quarter sales of $3.5 billion also were a quarterly best for the Company, and were 16 percent higher than the same period in 2006. Net earnings for the quarter increased 5 percent to $198 million ($1.00 per share), from $189 million (94 cents a share) during the same period in 2006.  EBIT increased 7 percent to $324 million (9.2 percent of sales), compared to $303 million, or 10 percent of sales.

The Company's strong performance in the fourth quarter was led by gains in the Power Generation and Distribution segments, although all four of the Company's operating segments - Engine, Power Generation, Distribution and Components - reported record sales for the fourth quarter and for all of 2007.

Global Power Generation sales increased 28 percent in the fourth quarter to $840 million, while Segment EBIT of $86 million was 39 percent higher than the same period in 2006. Strong gains around most of the world in commercial generator sales and significant growth in alternator sales in Europe and China were key drivers for the segment in the fourth quarter.

The Company's Distribution segment reported sales of $468 million in the fourth quarter, a 21 percent improvement from the same period in 2006. Record Segment EBIT of $56 million was 44 percent higher than during the fourth quarter of 2006.

Sales and Segment EBIT also improved in the Components segment, despite some operational issues associated with rapid growth that affected profitability in two of the segment's businesses - Emission Solutions and Turbo Technologies.   The Company is aggressively managing these issues, and expects improved profit performance from both businesses in 2008.

Still, Components sales in the fourth quarter rose 30 percent from the same period in 2006 to $777 million, while Segment EBIT more than doubled to $47 million in the quarter.

Although revenues were higher in the Engine segment, profits were lower for both the fourth quarter and the full year due to costs associated with the release of new products in North America to meet the 2007 EPA emissions regulations.

The engine business also invested heavily around the globe for capacity expansion and new products. Notable investments include the light duty diesel engine program in Columbus, Indiana, and the two light commercial vehicle engine platforms for the Chinese truck market. These two new platforms for this rapidly growing 1.1 million unit market in China will be manufactured as part of our joint venture partnership with Foton.

At the same time, Cummins also gained significant share in key engine markets during 2007 - especially in the North American heavy-duty truck engine market, where the Company's market share exceeded 40 percent for the last nine months of the year.  The Company's 2007 product, which is based on Cummins' proven cooled Exhaust Gas Recirculation technology, has performed as well as expected and has been well-received by customers.

In the fourth quarter, the Company received significant recognition from two leading industry organizations: J.D. Power and Associates awarded Cummins one of its prestigious customer satisfaction awards for the performance and cost of ownership of the Company's new heavy-duty truck engine.  Diesel Progress magazine named Cummins its "Newsmaker of the Year" for 2007, primarily for work around meeting the 2007 EPA emissions standards.

2008 outlook

The Company expects to extend its record financial performance to a fifth straight year in 2008. Sales are forecast to increase 12 percent from 2007 levels and the Company expects to generate EBIT of 10 percent of sales in 2008.

The Company's financial performance over the last four years has resulted in a strong balance sheet, which has given Cummins the flexibility to invest in the people, products, facilities and technologies necessary to take advantage of growth opportunities around the world. Cummins expects to spend between $550 million and $600 million on capital projects in 2008.

The Company expects the North American truck engine markets to rebound somewhat from 2007, despite the uncertainty that exists in the U.S. economy. Additionally, Cummins expects to maintain its market share gains from 2007 in key segments such as heavy-duty and medium-duty truck and bus.

The Distribution segment continues to grow to provide support for the increasing number of Cummins' products around the globe. The Company's Power Generation business is forecast to remain extremely strong in 2008, with demand being driven by global infrastructure needs, while the Components segment is forecasting improved profit performance - especially in its two fastest-growing businesses, Turbo Technologies and Emission Solutions.

"We are extremely pleased with our 2007 performance and are excited about the prospects for 2008," Solso said. "All the pieces are in place for Cummins to take advantage of the many profitable growth opportunities in front of us - now and in the years to come."

Fourth quarter 2007 details

Engine segment
Sales of $2.16 billion were a quarterly record and 10 percent higher than $1.95 billion during the same period in 2006. Segment EBIT decreased 34 percent to $120 million, or 5.6 percent of sales, from $181 million, or 9.3 percent of sales, a year ago.

North American heavy-duty truck engine shipments fell 38 percent, while light-duty automotive shipments decreased 47 percent due to softness in the heavy-duty pickup truck market during the quarter.  However, global medium-duty truck engine shipments increased 21 percent, led by strong growth in Latin America, and construction market shipments rose 17 percent compared to the same period in 2006.

Power Generation segment
Segment sales of $840 million rose 28 percent from $658 million. Segment EBIT increased 39 percent to $86 million, or 10.2 percent of sales, from $62 million or 9.4 percent of sales. The segment saw strong sales gains in virtually every line of business, led by a 31 percent increase in commercial sales and a 34 percent rise in alternator sales.

Distribution segment
Segment sales of $468 million rose 21 percent from $386 million in the same period in 2006. Segment EBIT increased 44 percent to $56 million, or 12.0 percent of sales, from $39 million, or 10.1 percent of sales in 2006. Sales of engines and power generation products were sharply higher - especially in Europe, the Middle East and Africa - and the segment reported record earnings from its joint ventures.

Components segment
Sales in the segment - which consists of the Company's filtration, turbocharger, exhaust aftertreatment and fuel systems businesses - rose 30 percent to $777 million, from $599 million for the same period in 2006. Segment EBIT rose 104 percent to $47 million, or 6.0 percent of sales, from $23 million, or 3.8 percent of sales, in the fourth quarter of 2006.

The segment's performance was led by the Filtration business, which reported improved sales and stronger return on sales. The Company's turbocharger and Emission Solutions businesses continued to experience significant sales growth for their products, but their profitability was adversely affected by costs and operational issues related to meeting that demand.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP measure used in this release.  EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.  Management also believes that certain other non-GAAP measures, such as net income excluding one-time tax benefits and cash flow from operations excluding pension contributions, can provide meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that affect the overall comparability.

Webcast information Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

Forward-looking statements disclosure
Information provided in this release and on the webcast that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $739 million on sales of $13.0 billion in 2007. Press releases can be found on the Web at www.cummins.com.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three months ended			For the years ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2007	2006	2007	2007	2006
	Millions (except per share amounts)
Net sales	$3,516	$3,033	$3,372	$13,048	$11,362
Cost of sales	2,834	2,397	2,720	10,492	8,897
Gross margin	682	636	652	2,556	2,465

Operating expenses and income
Selling and administrative expenses	359	300	340	1,296	1,153
Research and engineering expenses	93	78	82	329	321
Investee equity, royalty and other income	59	35	58	205	140
Other operating income, net	13	3	4	22	-

Operating earnings	302	296	292	1,158	1,131

Interest income	9	14	9	36	47
Interest expense	14	20	14	58	96
Other income (expenses), net	13	(7)	5	33	1
Earnings before income taxes and minority interests	310	283	292	1,169	1,083

Provision for income taxes	97	80	97	381	324
Minority interests in earnings of consolidated subsidiaries	15	14	11	49	44
Net earnings	$198	$189	$184	$739	$715

Earnings per common share (b)
Basic	$1.01	$0.95	$0.93	$3.72	$3.76
Diluted	$1.00	$0.94	$0.92	$3.70	$3.55

Cash dividends declared per share	$0.125	$0.09	$0.125	$0.43	$0.33

    (a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.
    (b)     All per share amounts reflect the two-for-one stock splits distributed April 9, 2007 and January 2, 2008, respectively.

      Certain reclassifications have been made to 2006 and September 30, 2007 amounts to conform to the 2007 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	December 31,	December 31,
	2007	2006
	Millions (except par value)
ASSETS
Current assets
Cash and cash equivalents	$577	$840
Marketable securities	120	95
Receivables, net	1,998	1,767
Inventories	1,692	1,393
Other current assets	428	393
Total current assets	4,815	4,488
Long-term assets
Property, plant and equipment, net	1,645	1,574
Investments in and advances to equity investees	514	345
Goodwill	365	356
Other intangible assets, net	173	128
Other assets	683	574
Total assets	$8,195	$7,465
LIABILITIES
Current liabilities
Short-term borrowings	$119	$164
Accounts payable	1,263	1,104
Other accrued expenses	1,329	1,131
Total current liabilities	2,711	2,399
Long-term liabilities
Long-term debt	555	647
Other liabilities	1,227	1,363
Total liabilities	4,493	4,409

MINORITY INTERESTS	293	254
SHAREHOLDERS' EQUITY (b)
Common stock, $2.50 par value, 300 shares authorized, 220.4 and 220.0 shares issued	551	137
Additional paid-in capital	1,168	1,500
Retained earnings	2,660	2,009
Treasury stock, at cost, 18.2 and 11.6 shares	(593)	(212)
Common stock held in trust for employee benefit plans, 6.5 and 7.7 shares	(79)	(92)
Unearned compensation	(11)	(14)
Accumulated other comprehensive loss	(287)	(526)
Total shareholders' equity	3,409	2,802
Total liabilities, minority interests and shareholders' equity	$8,195	$7,465

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.
(b)     All share amounts reflect the two-for-one stock splits distributed April 9, 2007 and January 2, 2008, respectively.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	For the years ended
	December 31,	December 31,
	2007	2006
	Millions
Net cash provided by operating activities	$810	$840

Cash flows from investing activities
Capital expenditures	(353)	(249)
Investments in internal use software	(67)	(52)
Proceeds from the disposal of property, plant and equipment	44	49
Investments in and advances to equity investees	(66)	(18)
Acquisition of businesses, net of cash acquired	(20)	(2)
Proceeds from the sale of businesses	35	24
Investments in marketable securities-acquisitions	(405)	(303)
Investments in marketable securities-liquidations	395	273
Purchases of other investments	(57)	-
Other, net	(21)	1
Net cash used in investing activities	(515)	(277)
Cash flows from financing activities
Proceeds from borrowings	15	94
Payments on borrowings and capital lease obligations	(144)	(400)
Dividend payments on common stock	(89)	(66)
Proceeds from issuing common stock	4	9
Repurchases of common stock	(335)	(121)
Other, net	(27)	(24)
Net cash used in financing activities	(576)	(508)
Effect of exchange rate changes on cash and cash equivalents	18	6
Net (decrease) increase in cash and cash equivalents	(263)	61
Cash and cash equivalents at beginning of year	840	779
Cash and cash equivalents at end of period	$577	$840

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Engine	Power Generation	Components	Distribution	Non-segment items (1)	Total
	Millions
Three months ended December 31, 2007
External sales	$1,862	$645	$542	$467	$-	$3,516
Intersegment sales	293	195	235	1	(724)	-
Net sales	2,155	840	777	468	(724)	3,516
Investee equity, royalty and other income	26	5	3	25	-	59
Interest income	6	2	1	-	-	9
Segment EBIT	120	86	47	56	15	324

Three months ended December 31, 2006
External sales	$1,742	$515	$394	$382	$-	$3,033
Intersegment sales	210	143	205	4	(562)	-
Net sales	1,952	658	599	386	(562)	3,033
Investee equity, royalty and other income	16	2	1	16	-	35
Interest income	11	2	1	-	-	14
Segment EBIT	181	62	23	39	(2)	303

Three months ended September 30, 2007
External sales	$1,890	$594	$494	$394	$-	$3,372
Intersegment sales	263	182	247	1	(693)	-
Net sales	2,153	776	741	395	(693)	3,372
Investee equity, royalty and other income	24	5	3	26	-	58
Interest income	6	1	1	1	-	9
Segment EBIT	155	83	34	46	(12)	306

For the year ended December 31, 2007
External sales	$7,129	$2,375	$2,007	$1,537	$-	$13,048
Intersegment sales	1,053	685	925	3	(2,666)	-
Net sales	8,182	3,060	2,932	1,540	(2,666)	13,048
Investee equity, royalty and other income	92	17	4	92	-	205
Interest income	26	6	3	1	-	36
Segment EBIT	589	334	153	187	(36)	1,227

For the year ended December 31, 2006
External sales	$6,640	$1,880	$1,473	$1,369	$-	$11,362
Intersegment sales	871	536	808	16	(2,231)	-
Net sales	7,511	2,416	2,281	1,385	(2,231)	11,362
Investee equity, royalty and other income	67	12	7	54	-	140
Interest income	36	7	2	2	-	47
Segment EBIT	733	220	107	144	(25)	1,179

(1)  Includes intercompany eliminations and unallocated corporate expenses.

A reconciliation of our segment information to the corresponding amounts in the Consolidated Financial Statements is shown in the table below:

	Three months ended			For the years ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2007	2006	2007	2007	2006
	Millions
Segment EBIT	$324	$303	$306	$1,227	$1,179
Less:
Interest expense	14	20	14	58	96
Earnings before income taxes and minority interests	$310	$283	$292	$1,169	$1,083

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended			For the years ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2007	2006	2007	2007	2006
	Millions
Earnings before interest, income taxes and minority interests	$324	$303	$306	$1,227	$1,179

EBIT as a percentage of net sales	9.2%	10.0%	9.1%	9.4%	10.4%

Less:
Interest expense	14	20	14	58	96
Provision for income taxes	97	80	97	381	324
Minority interests in earnings of consolidated subsidiaries	15	14	11	49	44
Net earnings	$198	$189	$184	$739	$715

Net earnings as a percentage of net sales	5.6%	6.2%	5.5%	5.7%	6.3%

           We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.

Cash from operations excluding pension contributions

	For the years ended
	December 31,	December 31,
	2007	2006
Cash provided by operations	$810	$840
Add back: pension contributions	250	266
Cash provided by operations excluding pension contributions	$1,060	$1,106

        We believe cash provided by operations excluding pension contributions is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to funding decisions.  This measure is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies.  It should be considered supplemental data.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 1.  EARNINGS PER SHARE

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three months ended			For the years ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2007	2006	2007	2007	2006
	Millions (except per share amounts)
Net earnings for basic EPS	$198.0	$189.4	$184.0	$739.0	$715.4
Interest on junior convertible subordinated debentures, net of tax	-	-	-	-	5.9
Net earnings for diluted EPS	$198.0	$189.4	$184.0	$739.0	721.3
Weighted-average common shares outstanding:
Basic	195.7	200.4	198.2	198.4	190.5
Dilutive effect of stock compensation awards	1.8	1.7	1.6	1.5	1.6
Dilutive effect of junior convertible subordinated debentures	-	-	-	-	11.0
Diluted	197.5	202.1	199.8	199.9	203.1
Earnings per common share:
Basic	$1.01	$0.95	$0.93	$3.72	$3.76
Diluted	$1.00	$0.94	$0.92	$3.70	$3.55

The Board of Directors authorized a two-for-one split of Cummins stock on March 8, 2007, which was distributed on April 9, 2007, to shareholders of record as of March 26, 2007. The Board of Directors authorized an additional two-for-one split of Cummins stock on December 11, 2007, which was distributed on January 2, 2008, to shareholders of record as of December 21, 2007. All share and per share amounts have been adjusted to reflect both two-for-one stock splits.

See attached schedule for historical presentation of earnings per share adjusted for latest stock split.

NOTE 2. INVESTEE EQUITY, ROYALTY AND OTHER INCOME

Investee equity, royalty and other income included in our Condensed Consolidated Statements of Earnings was as follows:

	Three months ended			For the years ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2007	2006	2007	2007	2006
	Millions
North American distributors	$24	$14	$22	$83	$48
Dongfeng Cummins Engine Company, Ltd.	12	3	12	41	19
Chongqing Cummins Engine Company, Ltd.	7	2	5	22	15
Cummins MerCruiser Diesel Marine LLC	2	2	2	11	6
Tata Cummins Limited	4	3	3	13	11
Fleetguard Shanghai Filter Co. Ltd.	2	1	1	6	5
All others	4	5	9	16	15
Cummins share of net earnings	55	30	54	192	119
Royalty and other income	4	5	4	13	21
Investee equity, royalty and other income	$59	$35	$58	$205	$140

NOTE 3.  PROVISION FOR INCOME TAXES

Our tax rates are generally less than the 35 percent U.S. income tax rate primarily because of lower taxes on foreign earnings and research tax credits.

Our effective tax rate for the three and twelve months ended December 31, 2007, was 31.3 percent and 32.6 percent, respectively.  Our effective tax rate for the three and twelve months ended December 31, 2006, was 28.3 percent and 29.9 percent, respectively. Our provision for the three months ended December 31, 2006, was favorably impacted by $10 million, or $0.05 per share, due to the retroactive reinstatement of the U.S. research tax credit.  In addition to the research credit, our provision for the twelve months ended December 31, 2006, was impacted by a $12 million, or $0.06 per share, increase in the first quarter for the effect of new Indiana tax legislation, and a $28 million, or $0.14 per share, reduction in the second quarter due to the favorable resolution of tax uncertainties related to prior years.

NOTE 4.  DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense included in operating activities of the Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2006 was $290 million and $296 million, respectively.

NOTE 5.  SHIPPING AND HANDLING COSTS

Our shipping and handling costs are expensed as incurred. Those shipping and handling costs associated with operations of our inventory distribution centers and warehouse facilities were previously classified as "Selling and administrative expenses" in our Condensed Consolidated Statements of Earnings.  In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs," we previously disclosed the amount of shipping and handling costs included as "Selling and administrative expenses" in the notes to our consolidated financial statements.  Beginning January 1, 2007, we revised our accounting policy and all shipping and handling costs are now classified as "Cost of sales."  This presentation is more consistent with current industry practice.  For purposes of comparability, the $34 million and $130 million previously classified as "Selling and administrative expenses" in the three and twelve months ended December 31, 2006, has been adjusted retrospectively to apply the new method.  This change had no impact on operating earnings, EBIT, net earnings, or earnings per share.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE

Following is the historical basic and diluted weighted-average common shares outstanding and the historical basic and diluted earnings per share as adjusted to give effect to the January 2, 2008 two-for-one stock split:

	Years ended December 31,
	2007	2006	2005	2004	2003
	Shares in millions
Weighted-average common shares outstanding:
Basic	198.4	190.5	177.0	168.9	157.2
Diluted	199.9	203.1	204.4	196.8	158.0
Earnings per share before cumulative effect of change in accounting principles:
Basic	$3.72	$3.76	$3.11	$2.07	$0.34
Diluted	3.70	3.55	2.75	1.85	0.34
Earnings per share:
Basic	$3.72	$3.76	$3.11	$2.07	$0.32
Diluted	3.70	3.55	2.75	1.85	0.32

	2007
	Q1	Q2	Q2 YTD	Q3	Q3 YTD	Q4
	Shares in millions
Weighted-average common shares outstanding:
Basic	200.0	199.9	200.0	198.2	199.4	195.7
Diluted	201.1	201.3	201.2	199.8	200.7	197.5
Earnings per share:
Basic	$0.72	$1.07	$1.79	$0.93	$2.71	$1.01
Diluted	0.71	1.06	1.77	0.92	2.70	1.00

	2006
	Q1	Q2	Q2 YTD	Q3	Q3 YTD	Q4
	Shares in millions
Weighted-average common shares outstanding:
Basic	177.3	183.1	180.2	201.4	187.2	200.4
Diluted	204.0	203.3	203.7	203.0	203.4	202.1
Earnings per share:
Basic	$0.76	$1.20	$1.97	$0.85	$2.81	$0.95
Diluted	0.68	1.10	1.77	0.84	2.62	0.94